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                                                                    Exhibit 21.1

List of Subsidiaries:

Name                                              State of Organization
Kneeling Elephant Records, LLC                          California
The Ultimate Band List, LLC                             California
ARTISTdirect New Media, LLC                             California
ARTISTdirect Agency, LLC                                California
ARTISTdirect Holdings, LLC                              Delaware
ARTISTdirect International Holdings, LLC                Delaware
ARTISTdirect Touring, LLC                               Delaware
ARTISTdirect Digital, Inc.                              Delaware
MJuice.com, Inc.                                        Delaware
ARTISTdirect Internet Group, Inc.                       Delaware
MediaDefender, Inc.                                     Delaware